Exhibit 99.1

Berkshire Hills Reports 17% Increase in Third Quarter Core EPS; Dividend Declared

PITTSFIELD, MA, October 26, 2015 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported $0.54 in core earnings per share in the third quarter of 2015, which was a 17% increase year over year and a 6% increase over the prior quarter.  GAAP EPS totaled $0.49 in the most recent quarter including net non-core acquisition related charges.  For the year-to-date, core EPS increased by 17% to $1.55 and GAAP EPS increased by 33% to $1.20.   Berkshire completed the acquisition of Firestone Financial, a commercial equipment finance company, on August 7, 2015.

THIRD QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•              6% increase in core earnings per share compared to prior quarter

•              14% annualized organic increase in loans

•              9% annualized organic increase in commercial loans

•              3% increase in deposits

•              3.37% net interest margin

•              60.4% efficiency ratio

•              0.86% core ROA (0.78% GAAP ROA)

•              0.31% non-performing assets/assets

•              0.26% net loan charge-offs/average loans

CEO Michael Daly stated, “We are producing strong quarterly core EPS growth, including margin expansion and core profitability improvement.   We continue to post solid organic loan growth while maintaining our financial and risk management disciplines.  Our team is delivering on the promise of our franchise, and this was reflected in our recent leadership promotions as we empower our leaders to further expand our market presence and bottom line results.”

Mr. Daly continued, “Berkshire completed its acquisition and integration of Firestone Financial in the most recent quarter.  I am very pleased at the prospects for increased scale and cross sales in Firestone’s lending markets.  The third quarter was also our first complete quarter with the integrated operations of our Springfield area team from Hampden Bancorp and we are seeing financial and market benefits there.  Our growing

BHLB – Berkshire Hills Bancorp	www.berkshirebank.com

SBA lending volume has positioned us as a leading regional originator of SBA 7(a) loans to small businesses.   In the third quarter, we recruited a team leader for our auto lending operation which is expanding across our region.  I’m proud of the growth in banking solutions that we are providing to our markets.”

Mr. Daly concluded, “Our shareholder base has grown as a result of recent acquisitions and we are advancing our per share core earnings and book value metrics this year even as we absorb the costs of business expansion.  Our business momentum is continuing into the fourth quarter, including recent hires in wealth management and private banking.  We have enhanced our America’s Most Exciting Bank® branding throughout our offices in support of our growing recognition as a preferred financial partner in our region.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.19 per share to shareholders of record at the close of business on November 12, 2015, payable on November 25, 2015.  This dividend equates to a 2.7% annualized yield based on the $28.28 average closing price of Berkshire’s common stock during the third quarter.

FINANCIAL CONDITION

Total assets increased in the most recent quarter by $286 million, or 4%, to $7.8 billion based on strong loan growth including the Firestone acquisition.  This growth was funded primarily by a $185 million increase in deposits, together with the utilization of excess cash and a $42 million benefit from the issuance of common stock for Firestone merger consideration.

Total loans increased by $380 million, including $192 million in commercial loans acquired with Firestone.  Annualized organic loan growth was 14% based on contributions from commercial loans and residential mortgages.  Loan growth was supported by strong originations, including the benefit of higher mortgage applications in the prior quarter.  Quarterly results benefited from targeted reductions in lower margin balances.  The loans acquired with Firestone consist primarily of variable rate equipment term loans to a diversified portfolio of national commercial borrowers.  Firestone continues to operate as a subsidiary of Berkshire Bank.  As of period-end, commercial loans increased to 54% of total loans, reflecting Berkshire’s focus on building profitable commercial relationships.

Asset quality metrics remained favorable during the quarter.  Annualized net loan charge-offs measured 0.26% of average loans and quarter-end non-performing assets measured 0.31% of total assets.  The loan loss allowance has increased by 7% in 2015 as a result of organic loan growth.  Pursuant to accounting principles, no loan loss allowance was recorded for the acquired Firestone loans.

Total deposits increased by 3% in the most recent quarter.  Growth was concentrated in time deposits as the Company utilized promotions and brokered deposits to raise funds to replace more costly borrowed funds previously used by Firestone.  The ratio of loans/deposits stood at 103% at the end of the quarter.

Shareholders’ equity increased by $54 million including the Firestone stock consideration consisting of 1.442 million shares issued for the acquisition and recorded at $29.20 per share based on the closing price of Berkshire’s stock on August 6.  Goodwill and intangible assets increased by $16 million during the quarter due to the Firestone acquisition, and the ratio of tangible equity to assets increased to 7.3% from 7.0%.   Total equity similarly increased to 11.3% of assets from 11.0%.   Tangible book value per share increased to $17.61 from $17.16 during the quarter and total book value per share improved to $28.48 from $28.02.

RESULTS OF OPERATIONS

Many categories of revenue and expense increased in the most recent quarter due to the added Firestone operations as of August 7.   The third quarter also was the first full quarter to benefit from the integrated operations of Hampden Bank.  The third quarter efficiency ratio improved to 60.4% as a result of revenue driven positive operating leverage.  Berkshire’s core ROA and core ROE increased compared to the prior quarter and to the third quarter of 2014.  Third quarter core return on tangible equity measured 12.8%, while GAAP ROE measured 6.9%.

Third quarter net interest income increased by $4.3 million, or 8%, compared to the prior quarter due to higher loan interest income including the benefit of organic growth.  Before accretion, the net interest margin increased to 3.22% from 3.16% in the prior quarter and the yield on commercial loans increased to 4.21% from 3.93%.  Purchased loan accretion increased to $2.7 million from $2.2 million, including unanticipated recoveries from impaired loans collected at quarter-end.  With accretion, the net interest margin improved to 3.37% from 3.30%.

Fee income decreased quarter over quarter due to a decline from high second quarter volumes of mortgage banking and commercial loan swap activity spurred by a dip in long term interest rates in the first half of the year.  Total fee income related to deposits, insurance, and wealth management was up slightly from the prior quarter.

The $4.2 million loan loss provision was unchanged in the third quarter compared to the prior quarter, and contributed to growth in the allowance after absorbing net charge-offs.  Core non-interest expense increased by $0.7 million due to the Firestone acquisition, and was down before these costs.  Total annualized core expense decreased to 2.44% of average assets from 2.52% in the prior quarter.  GAAP non-interest expense totaled $49.4 million in the third quarter compared to $54.0 million in the prior quarter due to the Hampden merger costs recorded in the prior quarter.  Full time equivalent staff totaled 1,169 positions at quarter-end including 51 positions added with Firestone.

Berkshire’s income tax rate on core income was 17% in the most recent quarter, which was unchanged from the prior quarter.  Berkshire income tax benefited by $4.0 million from tax-advantaged commercial development projects including both tax credits and tax deductions on the $2.9 million investment amortization included as a charge against non-interest income.   Berkshire’s tax rate on GAAP income was 8% in the most recent quarter and reflected the tax benefit related to non-core Hampden merger related charges recorded earlier in the year.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, October 27, 2015 to discuss the results for the quarter and provide guidance about expected future results.

We encourage participants to pre-register for the conference call using the following link: http://dpregister.com/10073969.

Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. The BHLB earnings call will also be automatically scheduled as an event in your Outlook calendar.

Additionally, you may reach the registration link and access the webcast by logging in through the investor section of our website at http://ir.berkshirebank.com.

For those parties who do not have internet access or are otherwise unable to pre-register for this event, you may still participate at the above time by dialing 1-888-317-6016. Please ask the Operator to join you to the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Friday, November 27, 2015 by dialing 877-344-7529 and entering access number 10073969. The webcast will be available on Berkshire’s website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®. Berkshire has $7.8 billion in assets and 93 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, losses recorded for hedge terminations, merger costs, restructuring costs, systems conversion costs, and out-of-period adjustments.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.  Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees.  Systems conversion costs relate primarily to the Company’s core systems conversion and related systems conversions costs.   Restructuring costs primarily consist of costs and losses associated with the disposition of assets.   In 2015, the Company’s disclosures of organic growth of loans and deposits exclude balances acquired through the business combinations with Hampden Bancorp and Firestone Financial.

CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Vice President, Marketing Officer; 413-445-8390

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	September 30,	June 30,	December 31,
(In thousands)	2015	2015	2014
Assets
Cash and due from banks	$50,716	$177,858	$54,179
Short-term investments	42,855	27,660	17,575
Total cash and short-term investments	93,571	205,518	71,754

Trading security	14,587	14,378	14,909
Securities available for sale, at fair value	1,176,609	1,204,756	1,091,818
Securities held to maturity, at amortized cost	132,186	86,994	43,347
Federal Home Loan Bank stock and other restricted securities	73,069	73,212	55,720
Total securities	1,396,451	1,379,340	1,205,794

Loans held for sale, at fair value	25,472	48,514	19,493

Residential mortgages	1,769,271	1,637,356	1,496,204
Commercial real estate	2,021,300	1,907,237	1,611,567
Commercial and industrial loans	1,065,325	921,190	804,366
Consumer loans	809,034	818,831	768,463
Total loans	5,664,930	5,284,614	4,680,600
Less: Allowance for loan losses	(38,180)	(37,197)	(35,662)
Net loans	5,626,750	5,247,417	4,644,938

Premises and equipment, net	86,809	87,519	87,279
Other real estate owned	2,487	674	2,049
Goodwill	324,958	308,043	264,742
Other intangible assets	11,586	12,473	11,528
Cash surrender value of bank-owned life insurance	124,278	123,536	104,588
Deferred tax asset, net	42,198	39,565	28,776
Other assets	69,928	66,148	61,090
Total assets (1)	$7,804,488	$7,518,747	$6,502,031

Liabilities and stockholders’ equity
Demand deposits	$1,001,777	$1,012,003	$869,302
NOW deposits	476,351	458,570	426,108
Money market deposits	1,485,392	1,477,770	1,407,179
Savings deposits	603,596	621,909	496,344
Time deposits	1,940,213	1,751,924	1,455,746
Total deposits	5,507,329	5,322,176	4,654,679

Senior borrowings	1,211,813	1,176,484	962,576
Subordinated borrowings	89,798	89,782	89,747
Total borrowings	1,301,611	1,266,266	1,052,323

Other liabilities	113,980	103,154	85,742
Total liabilities	6,922,920	6,691,596	5,792,744

Total common stockholders’ equity	881,568	827,151	709,287
Total liabilities and stockholders’ equity	$7,804,488	$7,518,747	$6,502,031

Net shares outstanding	30,949	29,521	25,183

(1) The Company acquired Firestone Financial (“Firestone”) on August 7, 2015 with total assets of $201 million.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

	Sept. 30,		Acquired	Dec. 31,	Organic Annualized Growth %
(in millions)	2015 Balance	June, 2015 Balance	Hampden Balance (2)	2014 Balance	Quarter ended Sept. 30, 2015	Year to date
Total residential mortgages	$1,769	$1,638	$130	$1,496	32%	13%

Total commercial loans (1)	3,087	2,828	281	2,416	9	11

Home equity	357	351	35	319	6	1
Auto and other	452	468	47	450	(13)	(13)
Total consumer loans	809	819	82	769	(5)	(7)
Total loans	$5,665	$5,285	$493	$4,681	14%	9%

(1)	Total commercial loans include $192 million in loans acquired from Firestone Financial in the third quarter; however, the organic annualized growth excludes these acquired loans.
(2)	Acquired Hampden loan balances are as of 6/30/2015.

DEPOSIT ANALYSIS

	Sept. 30,	June 30,	Acquired	Dec. 31,	Organic Annualized Growth %
(in millions)	2015 Balance	2015 Balance	Hampden Balance (2)	2014 Balance	Quarter ended Sept. 30, 2015	Year to date
Demand	$1,002	$1,012	$97	$869	(4)%	6%
NOW	476	458	51	426	16	(0)
Money market	1,485	1,478	62	1,407	2	2
Savings	604	622	120	497	(12)	(3)
Total non-maturity deposits	3,567	3,570	330	3,199	(0)	2

Total time deposits	1,940	1,752	154	1,456	43	30
Total deposits	$5,507	$5,322	$484	$4,655	14%	11%

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-3)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
(In thousands, except per share data)	2015	2014	2015	2014
Interest and dividend income
Loans	$56,343	$43,958	$152,292	$128,761
Securities and other	9,109	8,098	26,314	24,265
Total interest and dividend income	65,452	52,056	178,606	153,026
Interest expense
Deposits	6,046	4,877	16,287	14,076
Borrowings	2,435	2,230	7,218	6,906
Total interest expense	8,481	7,107	23,505	20,982
Net interest income	56,971	44,949	155,101	132,044
Non-interest income
Loan related income	1,537	1,471	5,603	4,565
Mortgage banking income	693	994	3,492	2,057
Deposit related fees	6,549	6,449	18,668	18,498
Insurance commissions and fees	2,544	2,632	7,997	8,141
Wealth management fees	2,376	2,330	7,376	7,173
Total fee income	13,699	13,876	43,136	40,434
Other	(1,050)	520	(3,563)	1,446
Securities gains, net	49	245	2,467	482
Non-recurring gain	—	—	—	(8,792)
Total non-interest income	12,698	14,641	42,040	33,570
Total net revenue	69,669	59,590	197,141	165,614
Provision for loan losses	4,240	3,685	12,295	11,070
Non-interest expense
Compensation and benefits	25,237	20,665	71,551	60,803
Occupancy and equipment	6,827	6,780	21,178	20,250
Technology and communications	4,645	3,484	12,328	11,062
Marketing and promotion	781	659	2,294	1,801
Professional services	1,053	830	3,700	3,006
FDIC premiums and assessments	1,157	1,163	3,429	3,201
Other real estate owned and foreclosures	298	13	800	569
Amortization of intangible assets	887	1,236	2,722	3,816
Merger, restructuring and conversion expense (1)	3,361	238	16,493	6,729
Other	5,132	4,619	14,056	13,072
Total non-interest expense	49,378	39,687	148,551	124,309

Income before income taxes	16,051	16,218	36,295	30,235
Income tax expense	1,350	4,230	2,791	7,888
Net income	$14,701	$11,988	$33,504	$22,347

Earnings per share:
Basic	$0.49	$0.48	$1.21	$0.90
Diluted	$0.49	$0.48	$1.20	$0.90

Weighted average shares outstanding:
Basic	29,893	24,747	27,685	24,721
Diluted	30,069	24,861	27,847	24,835

(1)         Merger, restructuring and conversion expenses include Firestone acquisition, Hampden acquisition, branch restructuring, and Q1 2014 branch acquisition related expenses.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	BERKSHIRE HILLS BANCORP, INC.
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2015	2015	2015	2014	2014
Interest and dividend income
Loans	$56,343	$51,504	$44,445	$45,706	$43,958
Securities and other	9,109	8,899	8,306	8,310	8,098
Total interest and dividend income	65,452	60,403	52,751	54,016	52,056
Interest expense
Deposits	6,046	5,292	4,949	5,109	4,877
Borrowings	2,435	2,474	2,309	2,260	2,230
Total interest expense	8,481	7,766	7,258	7,369	7,107
Net interest income	56,971	52,637	45,493	46,647	44,949
Non-interest income
Loan related income	1,537	2,783	1,283	1,763	1,471
Mortgage banking income	693	1,546	1,253	504	994
Deposit related fees	6,549	6,442	5,677	6,137	6,449
Insurance commissions and fees	2,544	2,486	2,967	2,223	2,632
Wealth management fees	2,376	2,397	2,603	2,373	2,330
Total fee income	13,699	15,654	13,783	13,000	13,876
Other	(1,050)	(1,258)	(1,255)	1,200	520
Securities gains, net	49	2,384	34	—	245
Loss on termination of hedges	—	—	—	—	—
Total non-interest income	12,698	16,780	12,562	14,200	14,641
Total net revenue	69,669	69,417	58,055	60,847	59,590
Provision for loan losses	4,240	4,204	3,851	3,898	3,685
Non-interest expense
Compensation and benefits	25,237	24,503	21,811	20,965	20,665
Occupancy and equipment	6,827	7,243	7,108	6,655	6,780
Technology and communications	4,645	4,090	3,593	3,702	3,484
Marketing and promotion	781	800	713	771	659
Professional services	1,053	1,375	1,272	1,205	830
FDIC premiums and assessments	1,157	1,143	1,129	1,083	1,163
Other real estate owned and foreclosures	298	251	251	232	13
Amortization of intangible assets	887	934	901	996	1,236
Merger, restructuring and conversion expense (1)	3,361	8,711	4,421	1,762	238
Other	5,132	4,975	3,949	4,305	4,619
Total non-interest expense	49,378	54,025	45,148	41,676	39,687

Income before income taxes	16,051	11,188	9,056	15,273	16,218
Income tax expense	1,350	1,144	297	3,875	4,230
Net income	$14,701	$10,044	$8,759	$11,398	$11,988

Earnings per share:
Basic	$0.49	$0.35	$0.35	$0.46	$0.48
Diluted	$0.49	$0.35	$0.35	$0.46	$0.48

Weighted average shares outstanding:
Basic	29,893	28,301	24,803	24,758	24,747
Diluted	30,069	28,461	24,955	24,912	24,861

(1) See note on Page F-3

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-5)

	At or for the Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2015	2015	2015	2014	2014
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$4,565	$4,234	$4,153	$3,908	$4,810
Commercial real estate	5,693	9,733	13,516	12,878	12,192
Commercial and industrial loans	8,092	3,031	1,308	1,705	2,225
Consumer loans	3,386	2,991	3,032	3,214	3,660
Total non-accruing loans	21,736	19,989	22,009	21,705	22,887
Other real estate owned	2,487	674	1,444	2,049	4,854
Total non-performing assets	$24,223	$20,663	$23,453	$23,754	$27,741

Total non-accruing loans/total loans	0.38%	0.38%	0.47%	0.46%	0.50%
Total non-performing assets/total assets	0.31%	0.27%	0.36%	0.37%	0.44%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$37,197	$36,286	$35,662	$34,966	$34,353
Charged-off loans	(3,542)	(4,176)	(3,432)	(3,660)	(3,360)
Recoveries on charged-off loans	285	883	205	458	288
Net loans charged-off	(3,257)	(3,293)	(3,227)	(3,202)	(3,072)
Provision for loan losses	4,240	4,204	3,851	3,898	3,685
Balance at end of period	$38,180	$37,197	$36,286	$35,662	$34,966

Allowance for loan losses/total loans	0.67%	0.70%	0.77%	0.76%	0.77%
Allowance for loan losses/non-accruing loans	176%	186%	165%	164%	153%

NET LOAN CHARGE-OFFS
Residential mortgages	$(354)	$(367)	$(299)	$(181)	$(394)
Commercial real estate	(1,343)	(2,461)	(2,007)	(1,810)	(1,470)
Commercial and industrial loans	(1,098)	(124)	(375)	(540)	(687)
Home equity	(135)	(174)	(202)	(240)	(193)
Auto and other consumer	(327)	(167)	(344)	(431)	(328)
Total, net	$(3,257)	$(3,293)	$(3,227)	$(3,202)	$(3,072)

Net charge-offs (QTD annualized)/average loans	0.26%	0.26%	0.28%	0.29%	0.28%
Net charge-offs (YTD annualized)/average loans	0.26%	0.26%	0.28%	0.29%	0.29%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.37%	0.29%	0.28%	0.42%	0.32%
90+ Days delinquent and still accruing	0.10%	0.12%	0.15%	0.10%	0.12%
Total accruing delinquent loans	0.47%	0.41%	0.43%	0.52%	0.44%
Non-accruing loans	0.38%	0.38%	0.47%	0.46%	0.50%
Total delinquent and non-accruing loans	0.85%	0.79%	0.90%	0.98%	0.94%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-6)

	At or for the Quarters Ended (1)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2015	2015	2015	2014	2014
PER SHARE DATA
Core earnings, diluted	$0.54	$0.51	$0.50	$0.48	$0.46
Net earnings, diluted	0.49	0.35	0.35	0.46	0.48
Tangible book value	17.61	17.16	17.46	17.19	16.67
Total book value	28.48	28.02	28.36	28.17	27.69
Market price at period end	27.54	28.48	27.70	26.66	23.49
Dividends	0.19	0.19	0.19	0.18	0.18

PERFORMANCE RATIOS (2)
Core return on assets	0.86%	0.81%	0.76%	0.75%	0.73%
Return on assets	0.78	0.56	0.54	0.71	0.77
Core return on equity	7.58	7.32	7.06	6.89	6.59
Core return on tangible equity	12.78	12.30	12.14	11.96	11.76
Return on equity	6.90	5.05	5.00	6.52	6.95
Net interest margin, fully taxable equivalent	3.37	3.30	3.18	3.23	3.20
Fee income/Net interest and fee income	19.38	22.92	23.25	21.79	23.59
Efficiency ratio	60.35	61.51	63.27	62.46	62.89

GROWTH
Total commercial loans, year-to-date (organic annualized)	11%	11%	14%	15%	14%
Total loans, year-to-date (organic annualized)	9	5	4	12	12
Total net revenues, year-to-date, compared to prior year	19	20	23	—	(3)
Core earnings per share, year-to-date	17	17	19	(4)	(10)
Earnings per share, year-to-date (4)	34	69	N/M	(18)	(27)

FINANCIAL DATA (In millions)
Total assets	$7,804	$7,519	$6,571	$6,502	$6,352
Total earning assets	7,130	6,740	5,993	5,923	5,765
Total investments	1,396	1,379	1,216	1,206	1,171
Total loans	5,665	5,285	4,729	4,681	4,553
Allowance for loan losses	38	37	36	36	35
Total intangible assets	337	321	275	276	277
Total deposits	5,507	5,322	4,720	4,655	4,563
Total stockholders’ equity	882	827	716	709	697
Total core income	16.2	14.6	12.4	12.0	11.4
Total net income	14.7	10.0	8.8	11.4	12.0

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.26%	0.27%	0.28%	0.29%	0.28%
Allowance for loan losses/total loans	0.67	0.70	0.77	0.76	0.77

CONDITION RATIOS
Stockholders’ equity to total assets	11.30%	11.00%	10.90%	10.91%	10.97%
Tangible stockholders’ equity to tangible assets (3)	7.30	7.04	7.00	6.95	6.91
Investments to total assets	17.89	18.35	18.51	18.54	18.43
Loans/deposits	103	99	100	101	100

(1)	Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(3)	Tangible assets are total assets less total intangible assets.
(4)	N/M means not meaningful.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands)	2015	2015	2015	2014	2014
Assets
Loans
Residential mortgages	$1,664,505	$1,562,503	$1,469,910	$1,468,271	$1,412,720
Commercial real estate	1,948,753	1,889,306	1,646,638	1,611,343	1,579,258
Commercial and industrial loans	998,782	886,297	806,710	733,750	716,787
Consumer loans	813,986	821,933	765,938	782,584	763,296
Total loans (1) (5)	5,426,026	5,160,039	4,689,196	4,595,948	4,472,061
Securities (2)	1,353,818	1,301,918	1,176,559	1,190,182	1,169,765
Short-term investments and loans held for sale	51,832	72,003	55,652	54,843	39,496
Total earning assets	6,831,676	6,533,960	5,921,407	5,840,973	5,681,322
Goodwill and other intangible assets	330,084	303,780	275,732	276,645	277,775
Other assets	379,319	357,026	300,264	304,909	305,698
Total assets	$7,541,079	$7,194,766	$6,497,403	$6,422,527	$6,264,795

Liabilities and stockholders’ equity
Deposits (4)
NOW	$475,433	$460,378	$423,474	$415,806	$417,802
Money market	1,474,389	1,437,428	1,408,777	1,426,722	1,405,454
Savings	615,410	606,231	502,412	479,988	480,036
Time	1,795,156	1,558,350	1,419,706	1,425,865	1,406,914
Total interest-bearing deposits	4,360,388	4,062,387	3,754,369	3,748,381	3,710,206
Borrowings	1,198,455	1,287,319	1,106,541	1,053,884	980,135
Total interest-bearing liabilities	5,558,843	5,349,706	4,860,910	4,802,265	4,690,341
Non-interest-bearing demand deposits	1,010,613	974,160	869,780	863,795	824,489
Other liabilities	119,322	75,487	65,453	56,805	60,088
Total liabilities	6,688,778	6,399,353	5,796,143	5,722,865	5,574,918

Total stockholders’ equity	852,301	795,413	701,260	699,662	689,877

Total liabilities and stockholders’ equity	$7,541,079	$7,194,766	$6,497,403	$6,422,527	$6,264,795

Supplementary data
Total non-maturity deposits (4)	$3,575,845	$3,478,197	$3,204,443	$3,186,311	$3,127,781
Total deposits (4)	5,371,001	5,036,547	4,624,149	4,612,176	4,534,695
Fully taxable equivalent income adjustment	1,131	1,068	889	887	859
Total average tangible equity (3)	522,217	491,633	425,528	423,017	412,102

(1)	Total loans include non-accruing loans.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.
(4)	The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.
(5)	The average balances of loans include the loans associated with the Tennessee branch sale presented under loans held for sale on the consolidated balance sheet.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS  (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-8)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 30,	Sept. 30,
	2015	2015	2015	2014	2014

Earning assets
Loans
Residential mortgages	3.74%	4.08%	3.94%	3.88%	3.86%
Commercial real estate	4.47	4.46	4.12	4.18	4.26
Commercial and industrial loans	4.79	3.64	3.70	4.22	3.79
Consumer loans	3.29	3.24	3.23	3.35	3.34
Total loans	4.14	4.02	3.86	3.96	3.91
Securities	2.92	2.99	3.10	3.00	2.98
Short-term investments and loans held for sale	1.34	1.13	1.40	1.37	1.65
Total earning assets	3.87	3.77	3.67	3.73	3.70

Funding liabilities
Deposits
NOW	0.14	0.15	0.14	0.15	0.17
Money market	0.42	0.37	0.40	0.42	0.37
Savings	0.15	0.17	0.15	0.14	0.14
Time	0.90	0.91	0.92	0.91	0.91
Total interest-bearing deposits	0.55	0.52	0.53	0.54	0.52
Borrowings	0.81	0.77	0.85	0.85	0.90
Total interest-bearing liabilities	0.61	0.58	0.61	0.61	0.60

Net interest spread	3.26	3.19	3.06	3.12	3.10
Net interest margin	3.37	3.30	3.18	3.23	3.20

Cost of funds (1)	0.51	0.49	0.51	0.52	0.51
Cost of deposits (2)	0.45	0.42	0.43	0.44	0.43

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits include the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)		2015	2015	2015	2014	2014
Net income		$14,701	$10,044	$8,759	$11,398	$11,988
Adj: Securities gains		(49)	(2,384)	(34)	—	(245)
Adj: Loss on termination of hedges		—	—	—	—	—
Adj: Merger and acquisition expense		2,987	5,665	3,275	1,708	—
Adj: Restructuring and conversion expense		374	3,046	1,146	54	238
Adj: Income taxes		(1,862)	(1,815)	(772)	(1,114)	(612)
Total core income	(A)	$16,151	$14,556	$12,374	$12,046	$11,369

Total revenue		$69,669	$69,417	$58,055	$60,847	$59,590
Adj: Securities gains		(49)	(2,384)	(34)	—	(245)
Total core revenue	(B)	$69,620	$67,033	$58,021	$60,847	$59,345

Total non-interest expense		$49,378	$54,025	$45,148	$41,676	$39,687
Less: Total non-core expense (see above)		(3,361)	(8,711)	(4,421)	(1,762)	(238)
Core non-interest expense	(C)	$46,017	$45,314	$40,727	$39,914	$39,449

(in millions, except per share data)
Total average assets	(D)	$7,541	$7,195	$6,497	$6,423	$6,265
Total average stockholders’ equity	(E)	852	795	701	700	690
Total average tangible stockholders’ equity	(F)	522	492	426	423	412
Total tangible stockholders’ equity, period-end (1)	(G)	545	507	441	433	420

Total common shares outstanding, period-end (thousands)	(H)	30,949	29,521	25,253	25,183	25,173
Average diluted shares outstanding (thousands)	(I)	30,069	28,461	24,955	24,912	24,861

Core earnings per share, diluted	(A/I)	$0.54	$0.51	$0.50	$0.48	$0.46
Tangible book value per share, period-end	(G/H)	$17.61	$17.16	$17.46	$17.19	$16.67

Performance ratios (2)
Core return on assets	(A/D)	0.86	0.81%	0.76%	0.75%	0.73%
Core return on equity	(A/E)	7.58	7.32	7.06	6.89	6.59
Core return on tangible equity (3)	(A/F)	12.78	12.30	12.14	11.96	11.76
Efficiency ratio	(C-L)/(B+J+M)	60.35	61.51	63.27	62.46	62.89

Supplementary data (in thousands)
Tax benefit - tax-advantaged investments (4)	(J)	$4,029	$4,034	$4,034	$570	$555
Non-interest income charge - tax-advantaged investments (5)	(K)	(2,851)	(2,851)	(2,851)	(417)	(417)
Net income on tax-advantaged investments	(J+K)	1,178	1,183	1,183	153	138
Intangible amortization	(L)	887	934	901	996	1,236
Fully taxable equivalent income adjustment	(M)	1,131	1,068	889	887	859

(1)	Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)

The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(5)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-10)

		As of or at Nine Months Ended
		Sept. 30,	Sept. 30,
(Dollars in thousands)		2015	2014
Net income		$33,504	$22,347
Adj: Securities gains		(2,467)	(482)
Adj: Loss on termination of hedges		—	8,792
Adj: Merger and acquisition expenses		11,927	3,689
Adj: Restructuring and conversion expenses		4,566	3,041
Adj: Out-of-period adjustment (1)		—	1,381
Adj: Income taxes		(4,449)	(6,071)
Total core income	(A)	$43,081	$32,697
Total revenue		197,141	165,614
Adj: Securities gains		(2,467)	(482)
Adj: Loss on termination of hedges		—	8,792
Adj: Out-of-period adjustment (1)		—	1,381
Total core revenue	(B)	$194,674	$175,305
Total non-interest expense		$148,551	$124,310
Less: Total non-core expense (see above)		(16,493)	(6,730)
Core non-interest expense	(C)	$132,058	$117,580

(Dollars in millions, except per share data)
Total average assets	(D)	$7,078	$6,087
Total average stockholders’ equity	(E)	783	691
Total average tangible stockholders’ equity	(F)	480	412
Total tangible stockholders’ equity, period-end (2)	(G)	545	420
Total common shares outstanding, period-end (thousands)	(H)	30,949	25,173
Average diluted shares outstanding (thousands) (3)	(I)	27,847	24,835
Core earnings per common share, diluted	(A/I)	$1.55	$1.32
Tangible book value per common share, period-end	(G/H)	$17.61	$16.67

Performance ratios (4)
Core return on assets	(A/D)	0.81%	0.72%
Core return on equity	(A/E)	7.34	6.31
Core return on tangible equity (5)	(A/F)	12.43	11.31
Efficiency ratio	(C-L)/(B+J+M)	61.63	63.41

Supplementary data
Tax benefit - tax-advantaged investments (6)	(J)	$12,098	$1,664
Non-interest income charge - tax-advantaged investments (7)	(K)	(8,554)	(1,251)
Net income on tax-advantaged investments	(J+K)	3,543	413
Intangible amortization	(L)	2,722	3,816
Fully taxable equivalent income adjustment	(M)	3,088	2,429

GAAP return on assets		0.63%	0.49%
GAAP return on equity		5.71	4.31
Net interest margin		3.29	3.27

(1)	The out of period adjustment shown above relates to interest income earned on loans acquired in bank acquisitions.
(2)	Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.
(3)	Average diluted shares computed for core earnings per share differ from GAAP average diluted shares, in the first quarter of 2014, due to the GAAP net loss compared to core net income for the period.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.